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                                                                    EXHIBIT 99.3

                                   CANAL PLUS
              INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
     (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON NOVEMBER 28, 2000)
     The undersigned Holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on November 1, 2000 at the Annual General Meeting of Canal Plus to be held in France, on December 5, 2000 in respect of the resolutions specified in the enclosed Notice of Meeting.
    INSTRUCTIONS AS TO VOTING ON THE SPECIFIED RESOLUTIONS SHOULD BE INDICATED BY AN "X" IN THE APPROPRIATE BOX. WITH RESPECT TO VOTING INSTRUCTION CARDS THAT ARE SIGNED BUT ON WHICH NO VOTING INSTRUCTIONS HAVE BEEN INDICATED, THE DEPOSITARY WILL VOTE OR CAUSE TO BE VOTED THE DEPOSITED SECURITIES IN FAVOR OF PROPOSALS RECOMMENDED BY THE COMPANY'S BOARD OF DIRECTORS AND AGAINST PROPOSALS OPPOSED BY THE COMPANY'S BOARD OF DIRECTORS. IF A VOTING INSTRUCTION CARD IS INCORRECTLY COMPLETED OR ILLEGIBLE, THE DEPOSITARY SHALL NOT VOTE OR CAUSE TO BE VOTED THE DEPOSITED SECURITIES TO WHICH SUCH VOTING INSTRUCTIONS RELATE. (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

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
                                                              FOR   AGAINST

1.Approval of the contribution of Canal+'s business of
  selling advertising on pay television channels and theme
  channels to CANAL+ Rigie;                                   [ ]     [ ]

2.Approval of the transfer of the distribution and marketing business of the Canal+ pay-TV and channel packages to
  Canal+ Distribution;                                        [ ]     [ ]

3.Approval of the contribution of Canal+'s transfer of its
  activities other than the business of editing and
  broadcasting its French premium pay-television channel to
  SIG 40;                                                     [ ]     [ ]

4.Grant of authority to Board of Directors to take certain
  actions with respect to the above transactions;             [ ]     [ ]

5.Grant of authority to Board of Directors to buy and sell
  Canal+ shares, to reduce the share capital of Canal+ and
  to modify Canal+'s by-laws;                                 [ ]     [ ]

6.Grant of authority to Board of Directors to cancel,
  acquire up to 12,611,502 of Canal+'s shares;                [ ]     [ ]

7. Grant of authority to carry out legal formalities;         [ ]     [ ]

  all as more fully set forth in Annex P to the attached
  joint proxy statement-prospectus.
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CHANGE OF ADDRESS AND OR COMMENTS MARK HERE [  ]
The Voting Instruction must be signed by the Appointee(s) or higher duly authorized Attorney. In the case of a Corporation the Voting Instruction should be executed under a Common Seal or under the hand of a duly authorized Officer or Attorney.
Dated ------------------------------------------------------------------, 2000
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                         Signature of Registered Holder
      SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.
                           VOTES MUST BE INDICATED (x) IN BLACK OR BLUE INK. [X]